                                                                   EXHIBIT 10.47

                                      VIGIC
                        ---------------------------------
                        a GTCR Golder Rauner, LLC company

March, 26, 2001

Mr. William C. Lowe
Chief Executive Officer
Infocast Corporation
1 Richmond St. West
Suite 902
Toronto, Ontario
Canada  M5H 3W4

RE:         CONSULTING AGREEMENT

Dear Mr. Lowe:

We are pleased to confirm the  arrangements  under  which  Infocast  Corporation
("Infocast",  or the "Company") has engaged VIGIC  Services,  LLC ("VIGIC"),  to render  certain  consultant  and advisory  services to the Company in connection with the Company's  efforts to develop  operating  strategies,  pursue  possible acquisitions  or other strategic  transactions,  and to raise debt and/or equity capital  (a  "Financing"),  the  proceeds  of  which  will be  utilized  to fund operations of the Company,  acquisitions,  and other general corporate purposes.
This Consulting  Agreement  shall cancel and replace that  Consulting  Agreement dated March 5, 2001, between VIGIC and the Company.

1.          Services.  VIGIC shall provide advice and counsel to the executives, directors,  and personnel of the Company  through (a)  attendance at
            Board of Directors  meetings of the Company;  (b)  participation  in
            business  and   strategic   planning   sessions  and  reviewing  and
            commenting  on business  and  strategic  plans and  agreements;  (c)
            identifying and or/communicating  with potential strategic partners;
            (d)  participating in the strategy and  implementation of the growth activities  of the Company,  including  recommendation  and guidance regarding hiring activities; and (e) providing general mentoring and advice to the Company's  management  team.  In  connection  with its engagement  hereunder,  VIGIC may advise  and assist the  Company in arranging, evaluating, structuring, and negotiating a Financing, and will  seek to  introduce  the  Company  to  qualified  and  mutually acceptable investors. VIGIC does not, however, guarantee any success in  consummating  a  Financing  for the  Company,  and shall have no liability to the Company in the event no Financing occurs.

            In connection  with this  engagement,  the Company agrees to furnish
            VIGIC with all  information  concerning the Company that VIGIC deems appropriate,  and  to  provide  it  with  access  to  the  Company's officers,  directors,  employees,  accountants,  counsel  and  other representatives,  it being  understood  that VIGIC will rely  solely
            upon   such   information   supplied   by  the   Company   and   its
            representatives,   without  assuming  any   responsibility  for  the
            accuracy or  completeness  of such  information,  or the independent investigation or verification  thereof.  The Company represents that all  information  furnished  by it or on its behalf to VIGIC will be accurate and complete in all material respects.

2.          Term of Agreement.  This agreement  shall continue in full force and effect through March 31, 2004.

       VIGIC Services, LLC, 6100 Sears Tower, Chicago, Illinois 60606-6402
                       Phone 312-382-2200 Fax 312-382-2201

3.          Board of Directors  Representation.  The Company  agrees,  within 30 days of the  execution of this  consulting  agreement,  to cause its stockholders  to elect a  representative  designated by VIGIC to the
            Board  of  Directors  of  the  Company,  and  to  retain  the  VIGIC
            Representative as a member of the Board of Directors so long as this consulting  agreement remains  effective.  The Company shall provide
            VIGIC evidence of indemnification rights typical for corporate board members reasonably satisfactory to VIGIC.

4.          Fees for  Services.  VIGIC shall charge the  following  fees for its services:

            a)          CONSULTING  RETAINER.  The  Company  will pay to VIGIC a
                        consulting  retainer  in the  amount of  $16,666.67  per
                        month for so long as this consulting  agreement  remains
                        effective.   The  first  four  (4)  monthly   consulting
                        retainer payments will be payable in the lump sum amount
                        of  $66,666.67  on June  15,  2001.  Successive  monthly
                        consulting  retainer  payments shall be made on the 15th
                        day   of   each   month.    Such   payments   shall   be
                        non-refundable,  and are not contingent  upon completion
                        of any  transaction  or specified  performance by either
                        VIGIC or the Company.

            b)          FUND-RAISING  FEES.  In the event  that a  Financing  is
                        consummated   between  the  Company  and  any  investors
                        introduced  to the Company by VIGIC,  the Company  shall
                        pay to VIGIC  cash  compensation  in an amount  equal to
                        seven  percent   (7.0%)  of  the  gross  amount  of  the
                        Financing, payable upon closing of the Financing, out of
                        the proceeds thereof.

            c)          OTHER  CONSIDERATION.  As consideration for the services
                        provided  to the  Company by VIGIC to date,  the Company
                        hereby  agrees to grant  warrants  to VIGIC to  purchase
                        1,500,000   shares  of  common  stock  of  the  Company,
                        exercisable at a price of $1.00 per share,  for a period
                        of five (5) years from the date of this  agreement.  One
                        half (750,000) of the warrants will be exercisable on or
                        after  March  15,  2001,  with  the  remaining   750,000
                        warrants exercisable on or after March 1, 2002. Infocast
                        agrees to negotiate  and execute  such  documents as are
                        necessary and customary to evidence an agreement of this
                        type (including a warrant agreement) upon the request of
                        VIGIC.

5.          Expenses.  The  Company  hereby  agrees to  reimburse  VIGIC for all reasonable  out-of-pocket  expenses incurred on or after the date of this  engagement  letter,  including,  but not limited  to,  travel, meals,  lodging,  expenses for presentation and financial materials, and legal fees and expenses.  Such expenses will be payable promptly
            upon  VIGIC's   written   request,   which   request  shall  include
            documentation evidencing the expenses incurred.

6.          Confidentiality.   VIGIC  hereby   agrees  to  use  all   non-public
            information  provided to it by the Company solely for the purpose of rendering  services to the Company pursuant to this engagement,  and to  treat  confidentially  such  information  for so  long  as  such information remains non-public.

7.          Indemnification. Since VIGIC will be acting on behalf of the Company in connection with its engagement hereunder, Annex A attached hereto and  incorporated  herein  sets forth the  agreement  of the parties relating to the indemnification by the Company of VIGIC.

            In the event of any  termination  of VIGIC's  engagement  hereunder,
            VIGIC  shall  continue  to be  entitled  to  all  consideration  and reimbursement  set  forth in  Paragraphs  4 and 5  above,  including receipt of  compensation  in the event a  Financing  is closed  with investors introduced to the Company by VIGIC during the term of this
            Consulting Agreement.

8.          Other Matters.

            (a)         Any  advice  or  opinions  provided  by VIGIC may not be
                        disclosed  or referred to publicly or to any third party
                        except in accordance with VIGIC's written consent.

       VIGIC Services, LLC, 6100 Sears Tower, Chicago, Illinois 60606-6402
                       Phone 312-382-2200 Fax 312-382-2201

            (b)         The Company  represents  that it has all requisite power
                        and  authority  to enter into this  agreement,  and that
                        this  agreement has been duly and validly  authorized by
                        all  necessary  corporate  action  on  the  part  of the
                        Company and has been duly  executed and delivered by the
                        Company.

            (c)         The terms and  conditions  of this  letter  shall not be
                        amended or modified except by written  agreement of both
                        parties.

            (d)         This  agreement  shall be binding  upon the  Company and
                        VIGIC and their respective successors and assigns.

            (e)         This letter agreement shall be governed by and construed
                        in accordance with the laws of the state of Illinois, in
                        the United States of America.

If this letter correctly sets forth your understanding of our agreement,  please execute where  indicated  below and return to the attention of VIGIC an original executed version at your earliest convenience.

 Sincerely,

 James E. Malackowski
 Principal

 Infocast Corporation

 By:
    ---------------------------------------------

 Name:

 Title:

 Date:

       VIGIC Services, LLC, 6100 Sears Tower, Chicago, Illinois 60606-6402
                       Phone 312-382-2200 Fax 312-382-2201

ANNEX A
-------

In the  event  that  VIGIC  becomes  involved  in any  capacity  in any  action, proceeding  or  investigation  brought  by  or  against  any  person,  including stockholders  of the Company,  in connection  with or as a result of either this engagement or any matter  referred to in this letter,  the Company  periodically will reimburse VIGIC for its legal and other expenses (including the cost of any investigation  and preparation)  incurred in connection  therewith.  The Company will also indemnify and hold VIGIC harmless against any losses,  claims, damages or  liabilities  to any such person in connection  with or as a result of either its  engagement or any matter  referred to in this letter,  except to the extent that any such loss, claim, damage or liability is finally judicially  determined to have resulted  from the gross  negligence or bad faith of VIGIC in performing the  services  that  are the  subject  of this  letter.  If for any  reason  the foregoing  Indemnification  is unavailable to VIGIC or  insufficient  to hold it harmless,  then the Company  shall  contribute  to the amount paid or payable by
VIGIC as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative economic  interests of the Company or any person  asserting claims on behalf of or in right of the Company on the one hand and VIGIC on the other hand in the matters  contemplated  by this letter as well as the relative fault of the Company and VIGIC with respect to such loss, claim, damage  or  liability  and any  other  relevant  equitable  considerations.  The reimbursement, indemnity, and contribution obligations of the Company under this paragraph  shall be in addition to any liability which the Company may otherwise have,  and shall be binding  upon and insure to the  benefit of any  successors, assigns,  heirs and  person  representatives  of the  Company,  VIGIC,  any such affiliate and any such person. The Company also agrees that VIGIC shall not have any liability to the Company or any person  asserting  claims on behalf of or in right of the Company in connection  with or as a result of either its engagement or any matter  referred to in this letter  except to the extent that any losses, claims,  damages,  liabilities  or expenses  incurred by the Company are finally judicially determined to have resulted from the gross negligence or bad of VIGIC in  performing  the  services  that are the  subject of this  letter;  provided, however, that in no event shall any such liability exceed the cash fees received by VIGIC hereunder. The provisions of this Annex A shall survive any termination or  completion  of the  engagement  provided by this letter  agreement  and this letter  agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

       VIGIC Services, LLC, 6100 Sears Tower, Chicago, Illinois 60606-6402
                       Phone 312-382-2200 Fax 312-382-2201